PrestigeBrands



Clear eyes
TEARS
Clear eyes
Clear eyes
Chloraseptic
SORE THROAT
Chloraseptic
SORE THROAT
Compound W
Freeze Off
Dr. Doctor's
NIGHTGUARD
Little Colds
Little Noses
SALINE
Dermoplast
Murine TEARS
Comet

to acquire

BLACKSMITH BRANDS



Efferdent
Effergrip
PediaCare
Infants
Fever Reducer
Pain Reliever
LUDEN'S
WILD CHERRY
NasalCrom
Prevents and Relieves
Nasal Allergy Symptoms

September 2010

Safe Harbor Disclosure

When included in this investor presentation, words like "believes", "belief," "expects," "plans," "anticipates," "intends," "projects," "estimates," "may," "might," "would" and similar expressions are intended to identify forward-looking statements as defined by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements, which include the percentage of Prestige's revenues to be generated from OTC products and the expected effects of the Blacksmith acquisition on 2012 earnings, involve a variety of risks and uncertainties that could cause actual results to differ materially from those projected therein. These risks and uncertainties include, but are not limited to: general economic and business conditions, changes in or failure to comply with existing regulations or the inability to comply with new government regulations on a timely basis, our ability to complete the acquisition of Blacksmith and the related financing, the ability to meet debt service requirements, adverse changes in federal and state laws relating to the over-the-counter health care industry, availability and terms of capital, ability to attract and retain qualified personnel, ability to successfully integrate newly acquired companies and brands, including Blacksmith and its brands, changes in estimates and judgments associated with critical accounting policies, business disruption due to natural disasters or acts of terrorism, and various other matters, described in our Annual Report on Form 10-K and from time to time in our other filings with the Securities and Exchange Commission, press releases, and other communications, many of which are beyond management's control.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on any forward-looking statement as a prediction of future events. Prestige expressly disclaims any obligation or undertaking to release publicly any updates or changes in its expectations concerning the forward-looking statements or any changes in events, conditions or circumstances upon which any forward-looking statement may be based.



PrestigeBrands

Prestige Brands
Shareholder Value Creation Strategy


Drive Core Organic Growth
PrestigeBrands
Strategic Portfolio Management
Exclusive OTC M&A Focus



OTC Acquisitions Are a Key Part of Our Shareholder Value Creation Strategy

PrestigeBrands

Acquisition Criteria

- Focus exclusively on OTC
  - Favorable demographic trends
  - Growth categories
  - Attractive margins
- Seek to acquire brands with the following characteristics
  - Brands that are broadly recognized by consumers
  - Scale brands that are relevant to retailers
  - Additive to our core categories
- Financial characteristics
  - Accretive to growth and earnings
  - Maintain prudent capital structure
  - Economics driven by potential shareholder value creation



Clear eyes
Chloraseptic
Compound W
Freeze Off
Little Noses
Murine



The Addition of These Strong Brands to the Prestige Portfolio



Efferdent
Anti-Bacterial Denture Cleanser
Effergrip
Denture Adhesive Cream
Zinc Free Formula
New
PediaCare
Infants
Fever Reducer
Pain Reliever
Drops for Infants
Dye Free
Luden's
Wild Cherry
Great Tasting Throat Drops
NasalCrom
Nasal Allergy Symptom Controller
Prevents and Relieves
Nasal Allergy Symptoms:
Without Drowsiness



Blacksmith Brands Overview



Overview	▪ Founded in October 2009 through the acquisition of five brands from McNEIL-PPC, Inc.
Location	▪ Headquartered in Tarrytown, NY
Channels of Distribution	▪ Well-aligned with Prestige's distribution footprint across the food, drug, and mass channels
Operations	▪ Matches Prestige's operating model of fully outsourced manufacturing

Net Sales by Brand

~$90 Million



Efferdent
Effergrip
LUDENS
Pedia Care
NasalCrom



PrestigeBrands

High Quality OTC Portfolio

Cough/Cold

PediaCare®

- Trusted by moms and recommended by pediatricians for over 25 years
- Relieves cough, cold, allergy and fever symptoms in infants (0-2) and children (2+)
- Complements Little Remedies® franchise in pediatric cough/cold

Luden's®

- Iconic brand with a rich 130-year history
- Great-tasting throat drops that relieve sore, dry and scratchy throats
- Strengthens our position in cough/cold (Chloraseptic®)

Oral Care

Efferdent®

- #2 denture cleanser brand with a 40-year history that affords denture wearers the confidence of a fresh, healthy and white smile
- Powerful effervescence cleans dentures and kills 99.9% of odor-causing bacteria
- Strengthens our presence in oral care (The Doctor's® NightGuard™)



PrestigeBrands

Strategic Rationale

- ✓ Meaningful step towards commitment to long-term OTC strategy
- ✓ Adds 3 scale OTC brands in attractive categories
- ✓ Strong consumer franchises in respective categories
- ✓ Strengthens our platform in cough/cold and oral care
- ✓ Clear path for value creation through brand support and new products
- ✓ Well aligned with our operating model
- ✓ Accretive to our earnings and long-term growth rate

PediaCare

Luden's

Efferdent



Prestige Now Has a Nearly $300 Million OTC Portfolio

PrestigeBrands	PrestigeBrands + Blacksmith Brands
Net Sales(1)	Net Sales(1)



Household
37%
OTC
63%
OTC
75%
25%
Household

(1) Pro Forma for Cutex divestiture



PrestigeBrands

The Acquisition Results in an OTC Portfolio with 8 Core Brands

Rank	Brand
#1	Clear eyes
#2	Chloraseptic
#3	Compound W / Wartner
#4	Little Remedies
#5	The Doctor's NightGuard

Rank	Brand
#1	Clear eyes
#2	Efferdent / Effergrip
#3	Chloraseptic
#4	Compound W / Wartner
#5	Pedia Care
#6	Luden's
#7	Little Remedies
#8	The Doctor's NightGuard

Now Have 6 OTC Brands Greater Than $25 Million



PrestigeBrands

Acquired Brands Are Well Aligned Across Prestige's Key OTC Categories

OTC Categories	Brands	Portfolio Mix
Cough/Cold	Chloraseptic, Luden's, PediaCare, Little Remedies, NasalCrom	
Oral Care	Efferdent, Effergrip, The Doctor's, NightGuard, ezo	
Eye & Ear Care	Clear eyes, Murine	
Skin & Foot Care	Compound W, Wartner	
Other	new-skin, Dermoplast, Percogesic, Compōz	


Oral Care
Eye & Ear Care
Skin & Foot Care
Other
Cough/ Cold



PrestigeBrands

Transaction Summary

Purchase Price	▪ $190 million, subject to working capital closing adjustments ▪ Effective purchase price of $174 million including approximately $16 million of present value tax attributes
Transaction Financing	▪ Combination of cash on the balance sheet and an expansion of the bank and/or bond facility
Transaction Structure	▪ Acquisition of 100% of the stock of Blacksmith Brands Holding Inc.
Closing Conditions	▪ Subject to no Material Adverse Effect and Hart-Scott-Rodino approval
Closing Date	▪ Expected to close in the 4th quarter of calendar year 2010
Transaction Metrics	▪ Effective purchase price represents less than 2x net sales ▪ Expected to be $0.16-$0.20 accretive to EPS in the first full fiscal year of ownership ▪ One time transaction expenses of approximately $5 million



The Blacksmith Acquisition: A Major Milestone for Prestige Brands

Setting the Stage	Transformational Acquisition	The New Prestige Brands
■ New Strategic Direction ■ Enhanced Financial Flexibility ■ Strengthened Internal Capabilities	PediaCare Luden's Efferdent	■ Expanded OTC Focus ■ Sustained Brand Building Emphasis ■ Growth Platform ■ Continued M&A Activity



PrestigeBrands

The New Prestige Brands…

PrestigeBrands


Clear eyes
Clear eyes
Efferdent
Chloraseptic
Chloraseptic
Compound W Freeze Off
Pedia Care
LUDENS
Murine TEARS
Comet